UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015 (May 21, 2015)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de la Hulpe 166, 1170 Brussels, Belgium 2770 Research Drive, Rochester Hills, MI	48309-3511
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Controller

On May 21, 2015, the Board of Directors (the “Board”) of WABCO Holdings Inc. (the “Company”) appointed Sean Deason to serve as Vice President, Controller and Assistant Secretary, effective June 1, 2015. Mr. Deason, 44, served as Vice President, Financial Planning & Analysis at Evraz N.A. from 2011 to the present. Prior to Evraz, Mr. Deason served as Director, Finance, Corporate Business Planning & Analytics at Lear Corp.

In connection with his appointment as Vice President, Controller & Assistant Secretary, Mr. Deason and the Company entered into an Offer Letter governing the terms of Mr. Deason’s employment (the “Offer Letter”). The Offer Letter provides that Mr. Deason will be based in Brussels, Belgium, will report to the Company’s Chief Financial Officer and will receive the following compensation:

•	An annual base salary of $280,000;

•	Eligibility to participate in the Company’s Annual Incentive Plan (“AIP”), with a target award of 35% of his annual base salary, subject to the achievement of predetermined objectives established in accordance with the plan;

•	Eligibility to participate in the Company’s cash Long-Term Incentive Plan, with a target award of 25% of his annual base salary, subject to the achievement of predetermined objectives established in accordance with the plan and the realization of certain financial objectives at the Company level;

•	Eligibility to participate in the Company’s Equity Incentive Plan;

•	A cash sign-on bonus of $75,000; and

•	A new hire equity grant with an initial value of $240,000.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the text of such letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015.

There are no arrangements or understandings between Mr. Deason and any other persons pursuant to which he was appointed as Vice President, Controller & Assistant Secretary, no family relationships among any of the Company’s directors or executive officers and Mr. Deason, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Robert W. Farrell

Effective June 1, 2015, in connection with Mr. Deason’s appointment as Vice President, Controller and Assistant Secretary, Robert W. Farrell’s interim appointment as Controller expired.

Nikhil Varty

Nikhil M. Varty has fulfilled a dual role for the Company, leading the Americas business to drive growth and is also responsible for defining the Mergers & Acquisitions strategy of the Company. Effective May 21, 2015, Mr. Varty will now entirely focus his activities on the Mergers & Acquisitions strategy and developing pipeline opportunities. The leadership of the Americas business will transition to Jon Morrison, who will join the Company on June 1, 2015 in the role of President, Americas. Both Mr. Varty, in his role of Vice President, Mergers & Acquisitions, and Mr. Morrison will report to Jacques Esculier, the Company’s Chairman and Chief Executive Officer.

Compensatory Arrangements with Certain Officers

Pursuant to the business manager agreement established in January 2012 between Jacques Esculier, the Company’s Chairman and Chief Executive Officer and the Company, Mr. Esculier’s salary is paid in Euros and was previously converted into U.S. dollars at a conversion rate of one euro to 1.3 U.S. dollars. On May 21, 2015, the Board, upon a recommendation from the Compensation, Nominating and Governance Committee, took into consideration the decrease in the exchange rate from euros to dollars, and approved an increase in the base salary of Mr. Esculier, from EUR 846,000 to EUR 1,000,000. This arrangement, effective January 1, 2015, ensures Mr. Esculier’s base salary, as expressed in U.S. dollars, remains at approximately the same value as prior to the exchange rate movement.

On May 21, 2015, the Compensation, Nominating and Governance Committee also approved the following compensation packages for the following named executive officers.

NEO	Title	Base Salary	Target AIP	Target LTIP	Target Equity
Prashanth Mahendra-Rajah	Chief Financial Officer	$460,000	80%	45%	150%
Leon Liu	President, Truck, Bus and Car OEMs	$463,000	70%	45%	130%
Daniel Sebillaut	Chief Supply Chain Officer	€338,000	70%	45%	105%
Nick Rens	President, Trailer Systems, Aftermarket and Off-Highway	€323,000	70%	45%	130%

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2015, the Company held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 54,866,604 (93.5%) of the Company’s issued and outstanding common stock held of record as of the close of business on March 27, 2015 were present in person or by proxy at the Annual Meeting. The information below is a summary of the final voting results on the proposals considered and voted upon at the Annual Meeting.

Election of Directors

The following persons were duly elected as directors of the Company for new terms which will expire at the Company’s Annual Meeting of Shareholders in 2018, or until their successors are duly elected and qualified. The table below sets forth the voting results for each nominee:

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes
Michael T. Smith	51,178,778	562,546	3,125,280
Jean-Paul L. Montupet	49,142,335	2,598,989	3,125,280
David N. (“Nick”) Reilly, CBE	51,297,563	443,761	3,125,280

Ratification of Auditors

At the Annual Meeting, the Company’s stockholders ratified the appointment of Ernst & Young Bedrijfsrevisoren BCVBA/Reviseurs d’Entreprises SCCRL as the Company’s independent registered public accounting firm for the year ending December 31, 2015. Set forth below is the result of the stockholder vote on this proposal:

		Votes
Proposal	Votes For	Against	Abstentions
Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2015	54,606,538	95,824	164,242

Advisory Vote To Approve Executive Compensation

At the Annual Meeting, the Company’s stockholders voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers. Set forth below is the result of the stockholder vote on this proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approve, on an Advisory Basis, the Compensation Paid to the Company’s Named Executive Officers	50,892,092	657,762	191,470	3,125,280

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2015	WABCO HOLDINGS INC.

	By:	/S/ LISA BROWN
	Name:	Lisa Brown
	Title:	Vice President, Legal and Secretary